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                                   EXHIBIT 32

                               CCFNB BANCORP, INC.

                          CEO CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of CCFNB Bancorp, Inc. (the "Company") on Form 10-Q for the quarter-ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lance O. Diehl, Chief Executive Officer of the Company, and I ,Virginia D. Kocher, the Principal Financial Officer of the company, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.


Date: November 8, 2004


                                       /s/ LANCE O. DIEHL
                                       ---------------------------------
                                             Lance O. Diehl
                                             Chief Executive Officer


Date: November 8, 2004


                                       /s/ VIRGINIA D. KOCHER
                                       ---------------------------------
                                             Virginia D. Kocher
                                             Principal Financial Officer



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